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                                                                    Exhibit 99.6

                               TECO ENERGY, INC.
             Instruction to Registered Holder and/or The Depository
                Trust Company Participant from Beneficial Owner
                                      for
                             Offer to Exchange its
                             10.50% Notes Due 2007
              which have been registered under the Securities Act
                       for any and all of its outstanding
                             10.50% Notes Due 2007
                   that were issued and sold in a transaction
                       exempt from registration under the
                       Securities Act of 1933, as amended


THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _____________________ , 200_, UNLESS THE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.


To Registered Holder and/or Depository Trust Company Participant

     The undersigned hereby acknowledges receipt of the Prospectus dated December __ , 200_ (the "Prospectus") of TECO Energy, Inc., a Florida corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange its 10.50% Notes Due 2007 (the "Exchange Debt"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for all of its outstanding 10.50% Notes Due 2007 (the "Outstanding Debt").

     This will instruct you, the registered holder and/or Depository Trust Company Participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Debt held by you for the account of the undersigned.

     The aggregate face amount of the Outstanding Debt held by you for the account of the undersigned is (FILL IN AMOUNT):

     $________________ of the 10.50% Notes Due 2007.

     With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

     [ ] To TENDER the following Outstanding Debt held by you for the amount of the undersigned (INSERT PRINCIPAL AMOUNT OF OUTSTANDING DEBT TO BE TENDERED (IF LESS THAN ALL)):

             $ ________________________

     [ ] NOT to TENDER any Outstanding Debt held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Outstanding Debt held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the undersigned is not an "affiliate" of the Company as defined in Rule 405 of the Securities Act of 1933, (ii) any Exchange Debt to be received by the undersigned is being acquired in the ordinary course of its business, (iii) the undersigned is not a broker-dealer that obtained the Outstanding Debt from the Company or from any "affiliate" of the Company as defined in Rule 405 under the Securities Act of 1933, and

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(iv) if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to engage in, a distribution (within the meaning of the Securities Act) of Exchange Debt to be received in the Exchange Offer. The Company may require the undersigned, as a condition to the undersigned's eligibility to participate in the Exchange Offer, to furnish to the Company (or an agent thereof) in writing information as to the number of "beneficial owners" within the meaning of Rule 13d-3 under the Exchange Act on behalf of whom the undersigned holds the Outstanding Debt to be exchanged in the Exchange Offer. If the undersigned is a broker-dealer that will receive Exchange Debt for its own account in exchange for Outstanding Debt, it represents that the Outstanding Debt to be exchanged for Exchange Debt was acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Debt; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


                                   SIGN HERE


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                          Name of beneficial owner(s)


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                                   Signature


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                             Name(s) (please print)


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                                   (Address)


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                               (Telephone Number)


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              (Taxpayer Identification or Social Security Number)


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                                      Date



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